UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 31, 2012

 El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2012, El Paso Electric Company (the “Company”) announced that Thomas V. Shockley, III, who has been serving as interim CEO since the resignation of David W. Stevens, was appointed the Company’s permanent CEO on May 31, 2012.

Mr. Shockley, age 67, retired in 2004 after a lengthy career in the regulated utility industry. From 2000 to 2004, he served as the Vice Chairman and Chief Operating Officer of American Electric Power Company, Inc. (AEP), one of the largest electric utilities in the United States. From 1997 to 2000, Mr. Shockley was President and Chief Operating Officer of Central and South West Corporation, which combined with American Electric Power of Columbus, Ohio in 2000 to form AEP. In his career, Mr. Shockley served in various other executive and management positions in the utility and energy industries. He previously served on the Boards of Directors of the Foundation Coal Company and Cellnet. He also serves on the Board of Chase Energy Development.

The Company entered into an employment agreement with Mr. Shockley dated June 1, 2012,  with a term until December 31, 2014. Pursuant to this agreement, he will receive an initial annualized base salary of $600,000, with a target annual cash bonus opportunity of 70% of his salary. The agreement provides for a one-time sign-on grant of 10,000 restricted shares that will vest in two equal annual installments, but will become vested if he is terminated without cause. He will participate in the Company’s 2012 long-term equity incentive compensation program through a grant of performance-based shares with a grant date value at target level equal to $470,000, which will be earned (between 0% and 200% of target) based on the Company’s total shareholder return for the three-year period ending December 31, 2014. He will also be eligible for annual discretionary awards based on the Compensation Committee’s review of his performance, in amounts up to $150,000 for 2012 and $350,000 for each of 2013 and 2014, which may be paid in cash or stock in the Committee’s discretion. If Mr. Shockley is terminated without cause or resigns due to a material reduction in responsibilities or position, or if a change in control occurs,  he will receive a cash payment equal to his annual base salary (or, if less, salary through the remaining term of the employment agreement if termination of employment occurs prior to a change in control), a prorated annual cash bonus and up to 12 months of health benefits.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 31, 2012.  As of the record date on April 2, 2012, the Company had a total of 40,040,603 shares of common stock outstanding and entitled to vote at the annual meeting, of which 38,162,667 shares were represented at the meeting in person or by proxy.  The purpose of the annual meeting was to give our shareholders the opportunity to vote on three matters:  (i) the election of Class III directors; (ii) the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012; and (iii) a non-binding advisory vote on the compensation paid to the Company’s named executive officers, commonly referred to as a “say on pay” vote.  A detailed discussion of each of these proposals can be found in our definitive Proxy Statement filed with the Securities and Exchange Commission on April 20, 2012.

Proposal 1:  Election of Class II Directors

Our shareholders elected the following persons to serve as Class III directors to hold office for a three-year term expiring at our annual meeting of shareholders to be held in 2015:

Director	Votes For	Votes Withheld	Broker Non-Votes
James W. Harris	35,703,609	1,273,842	1,185,216
Stephen N. Wertheimer	36,644,762	332,689	1,185,216
Charles A. Yamarone	35,715,803	1,261,648	1,185,216

In addition to the Class III directors listed above, the following individuals continue to serve as Class I and Class II directors following the meeting: Catherine A. Allen, John Robert Brown, James W. Cicconi, Kenneth R. Heitz, Patricia Z. Holland-Branch, Michael K. Parks, Thomas V. Shockley, III, Eric B. Siegel, Stephen N. Wertheimer, and Charles A. Yamarone.

Proposal 2:  Appointment of Independent Registered Public Accounting Firm

At the annual meeting, our shareholders ratified the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012 by the following vote:

Description	Number of Votes
FOR	37,929,840
AGAINST	218,750
ABSTAIN	14,077

           Proposal 3:  Advisory Vote on the Company’s Executive Compensation

In an advisory “say on pay” vote, our shareholders approved the compensation of our named executive officers at the annual meeting by the following vote:

Description	Number of Votes
FOR	31,925,619
AGAINST	1,280,748
ABSTAIN	3,771,084
BROKER NON-VOTES	1,185,216

Item 8.01. Other Events.

On May 31, 2012, the Company issued a press release announcing that the Board of Directors had approved an increase to the quarterly cash dividend to $0.25 per share of common stock from its current quarterly rate of $0.22 per share, commencing with the June 29, 2012 dividend payment.

The Company’s press release announcing the dividend increase is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release Dated May 31, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2012

EL PASO ELECTRIC COMPANY (Registrant)

By:	/s/ David G. Carpenter
Name:	David G. Carpenter
Title:	Senior Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release Dated May 31, 2012